EXHIBIT 5.1

GREENBERG TRAURIG, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166

September 9, 2008

Odyne Corporation
89 Cabot Court, Suite L
Hauppauge, New York 11788

Dear Sirs:

We are acting as counsel to Odyne Corporation, a Delaware corporation (the “Company”), in connection with Amendment No. 1 to the Registration Statement on Form S-1 filed on September 9, 2008 (as it may be amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering (a) 4,166,667 shares of the Company’s common stock, par value $.001 per share (the “Shares”), and (b) an additional 7,499,999 shares of common stock issuable upon the exercise of warrants (the “Warrants”), which are being registered in connection with the proposed sale of the shares of common stock by the selling stockholders listed therein.

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Delaware, we are of the opinion that (a) the Shares included in the Registration Statement have been duly authorized, and are legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the State of Delaware and (b) the shares of common stock issuable upon the exercise of the Warrants included in the Registration Statement when so issued upon such exercise in accordance with the terms and provisions of the Warrants, will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP